Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements of Catellus Development Corporation on Form S-8 (Nos. 333-109349, 333-69806, 333-58143, 333-38827, 333-42124, 333-01215, and 333-04293) and Form S-4 (333-104965) of our report, dated February 27, 2004, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2004, relating to the financial statement schedules, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Francisco, California

March 12, 2004